UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2016, the Aimmune Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2016. Only stockholders of record as of the close of business on March 31, 2016, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 42,241,400 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of two directors to hold office until the 2019 annual meeting of stockholders or until their respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen G. Dilly, M.B.B.S., Ph.D.	29,975,457	3,323,987	5,157,421
Mark T. Iwicki	24,260,618	9,038,826	5,157,421

Proposal 2. The ratification of the selection, by the audit committee of the board of directors of the Company, of KPMG, LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions
38,455,412	1,453	—

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Item 8.01	Other Events.

Robert M. Elfont, M.D., Ph.D., the Company’s Chief Medical Officer, resigned from the Company effective as of May 31, 2016. The Company expects to announce the appointment of a new Chief Medical Officer by the end of June 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: May 31, 2016	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy General Counsel and Secretary